EXHIBIT 99
                                                   ----------


UNITED COMPANIES FINANCIAL CORPORATION
[UNITED COMPANIES LOGO]
                                              NEWS RELEASE
                                              FOR IMMEDIATE DISTRIBUTION

                                              For More Information,
                                              Contact:

                                              Deborah Hicks Midanek
                                              Chief Executive Officer
                                              225-987-2385 or 800-234-8232

                                              RELEASE DATE: May 4, 1999





United Companies Expresses Concern About Misstatements and Omissions in
   Anonymous and Signed Internet "Message Board" Communications
Company Also Announces That U.S. Trustee Intends to Appoint Equity
                             Committee

    Baton Rouge, LA  - United Companies Financial Corporation (OTC:
UCFNE) today expressed concern about what it believes to be material misstatements and omissions in many of the anonymous and signed communications concerning the Company, its business and affairs, and its management that have appeared in various Internet "Message Boards," including Yahoo! Finance. The Company's policy is not to respond to the specifics of any such communications, but the Company believes that it is appropriate under the circumstances to caution its stockholders and others in the investment community regarding any reliance that may be placed on such communications.

    United Companies also announced that it has been advised that the United States Trustee intends to appoint an equity committee to represent the interests of the Company's stockholders in its chapter 11 case. Upon appointment of such committee, the Company will announce publicly the identities of the appointed representatives and will endeavor to promptly establish avenues of communication and a working relationship with such committee.

    United Companies is a specialty finance company in reorganization that provides consumer loan products nationwide through its lending subsidiary, UC Lending(R).

    The following is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release that are not historical facts are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: the developments in and outcome of the Company's Chapter 11 reorganization proceedings; the ability to access loan and warehouse facilities in amounts necessary to fund the Company's operations; the successful execution of loan sales in the whole loan sale market; the ability of the Company to successfully restructure its balance sheet; the ability of the Company to retain an adequate number and mix of its employees; the effect of the Company's policies including the amount of Company expenses; actual prepayment rates and credit losses on loans sold as compared to prepayment rates and credit losses assumed by the Company at the time of sale for purposes of its gain on sale computations; the quality of the Company's owned and serviced loan portfolio including levels of delinquencies, customer bankruptcies and charge-offs; adverse economic conditions; competition; various legal, regulatory and litigation risks and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.